Exhibit 10
AMENDMENT NO. 9 AND RESTATEMENT AGREEMENT
     This Amendment No. 9 and Restatement Agreement (this “Amendment”) dated as of February 25, 2010, is entered into among MGM MIRAGE, a Delaware corporation (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), as initial Co-Borrower, and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), with reference to the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006 (as heretofore amended, the “Existing Loan Agreement”) among Borrower, Detroit, the Lenders described therein, and the Administrative Agent, with reference to the following facts:
RECITALS
A.	Borrower and Detroit have requested that the Lenders conditionally agree to re-tranche the loans and lending commitments under the Existing Loan Agreement into the Classes described herein.

B.	Borrower and Detroit have conditionally agreed to pay additional interest and fees to the Extending Lenders and to prepay a portion of the Loans owed to the Extending Lenders.

C.	Borrower and Detroit have requested that the Existing Loan Agreement be immediately amended to permit the issuance of certain secured Indebtedness.

D.	The Requisite Lenders have agreed, subject to the making of the Required Prepayments and the fulfillment of the other conditions precedent set forth in Section 4 of this Amendment, to re-tranche the loans and lending commitments under the Existing Loan Agreement as provided for in Section 6 of this Amendment, and to concurrently amend and restate the Existing Loan Agreement in the form attached hereto as Schedule 1.
     NOW, THEREFORE, Borrower, Detroit and the Administrative Agent (acting at the direction of the Requisite Lenders in accordance with Sections 10.7 and 11.2 of the Existing Loan Agreement), hereby agree to amend the Existing Loan Agreement as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Existing Loan Agreement (or, where not defined in the Existing Loan Agreement or below, with the meanings set forth for those terms in the Restated Loan Agreement (as defined below)). In addition thereto, when used in this Amendment, the following terms have the meanings set forth after each:
     “Amendment Effective Date” means the date upon which the conditions precedent set forth in Section 3 of this Amendment are satisfied. The Administrative

Agent shall notify Borrower and the Lenders of the date which is the Amendment Effective Date.
     “Extending Lender” means each Lender which delivers a Lender Consent to the Administrative Agent prior to the Restatement Effective Date.
     “Extension Fees” means, for each Extending Lender, a fee payable by Borrower through the Administrative Agent on the Restatement Effective Date in an amount which is equal to 0.70% times the sum of (i) the amount of that Lender’s commitment to make Class A-2 Loans plus (ii) the principal amount of that Lender’s Class C Loans and Class E Loans (in each case after giving effect to the Required Prepayments).
     “Incentive Fees” means fees agreed to between Borrower and certain of the Extending Lenders pursuant to writings acceptable to those Lenders, in consideration for the waiver by the relevant Extending Lenders of the Required Prepayments which would otherwise be made to them.
     “Lender Consent” means a consent to this Amendment executed by a Lender, substantially in the form of Exhibit B hereto.
     “New York New York Indenture” means the Indenture dated as of November 14, 2008 between Borrower and U.S. Bank, National Association, as Trustee, in respect of Borrower’s 13% Secured Notes due 2013.
     “Non-Extending Lender” means each Lender which is not an Extending Lender.
     “Participating Extending Lender Exposure” means the percentage of the aggregate principal amount of the Term Loans and the Revolving Commitment held by Lenders which have delivered Lender Consents as of the Amendment Effective Date.
     “Prepayment Adjustment Agreement” means a Prepayment Adjustment Agreement executed by an Extending Lender, substantially in the form of Exhibit C to this Amendment.
     “Required Prepayments” means, as to each Extending Lender, prepayments of its Class C and/or Class E Loans on the Restatement Effective Date in an amount which is equal to 20% of the aggregate principal amount of the Term Loans and the Revolving Commitment held by that Extending Lender (prior to giving effect to the Required Prepayments), provided that (i) such percentage shall be increased by 1% for each integral percentage by which the Participating Extending Lender Exposure exceeds 80% of $5,548,925,000 (but not to a percentage which is in excess of 25%), (ii) those Extending Lenders which have executed a Prepayment Adjustment Agreement shall receive the Incentive Fees in lieu of the Required Prepayments to the extent agreed by any such Extending Lender and (iii) any Extending Lender that otherwise elects not to receive such prepayments shall not be required to receive such prepayments.

     “Restated Loan Agreement” means the Sixth Amended and Restated Loan Agreement (which will become effective to amend and restate the Existing Loan Agreement in the manner contemplated herein on the Restatement Effective Date upon the satisfaction of the conditions set forth in Section 4 of this Amendment).
     “Restatement Effective Date” means the date, which must be on or before June 30, 2010, upon which the conditions precedent set forth in Section 4 of this Amendment are satisfied, upon which date the Required Prepayments shall be made and the Restated Loan Agreement will become effective. The Administrative Agent shall notify Borrower and the Lenders of the date which is the Restatement Effective Date.
     SECTION 2. Immediately Effective Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Existing Loan Agreement is hereby amended as follows:
     (a) Section 1.1 of the Existing Loan Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “2010 Secured Debt Offering” means the issuance by Borrower of secured Permitted Public Indebtedness pursuant to Section 6.7(l) in an aggregate principal amount not to exceed $850,000,000.
     “Amendment No. 9” means the Amendment No. 9 and Restatement Agreement, dated as of February 25, 2010, executed by Borrower, Detroit and the Administrative Agent, acting at the direction of the Requisite Lenders.
     “Amendment Effective Date” has the meaning specified in Section 3 of Amendment No. 9.
     “Borgata Property” has the meaning specified in Section 6.9(j).
     “MDDHC” has the meaning specified in Section 6.9(j).
     “Permitted Public Indebtedness” means Indebtedness of Borrower which (i) is incurred on or after February 25, 2010, (ii) has a maturity date not earlier than February 21, 2015, (iii) has covenants that are no more restrictive, taken as a whole, than those included in any senior secured public Indebtedness of Borrower or its Subsidiaries outstanding on the Amendment Effective Date and (iv) having no scheduled amortization payments prior to February 21, 2015.
     “Trust” has the meaning specified in Section 6.9(j).
     “Trustee” has the meaning specified in Section 6.9(j).
     (b) Section 3.1 of the Existing Loan Agreement is hereby amended by amending and restating subsection (i) thereof in its entirety as follows:

     “(i) except as otherwise provided in clause (h) above, Borrower shall, within ten days of the receipt thereof, use 50% of the Net Cash Proceeds of any Disposition permitted under Section 6.9(j) and any other Disposition not otherwise permitted under Section 6.9 to prepay the Loans and permanently reduce the Commitments hereunder (with such prepayments of the Loans to be applied on a pro rata basis to the Term Loans and the Revolving Commitments); provided that, Net Cash Proceeds shall exclude all sums paid to retire Indebtedness attributable to the asset which is the subject of the Disposition.”
     (c) Section 3.1 of the Loan Agreement is hereby amended by amending and restating subsection (j) thereof in its entirety and by adding a new subsection (m) thereof as follows:
     “(j) Upon the issuance of any Indebtedness pursuant to Section 6.7(j), Borrower shall, within ten days of the receipt thereof, use 50% of the Net Cash Proceeds in excess of the first $250,000,000 in aggregate Net Cash Proceeds to prepay the Loans and permanently reduce the Revolving Commitments hereunder on a pro rata basis; provided, however, that (i) if such Net Cash Proceeds are received prior to the earlier of (x) the Restatement Effective Date and (y) June 30, 2010, such Net Cash Proceeds shall be applied to prepay the Revolving Loans (but without any reduction of the Revolving Commitments) and any amounts so prepaid may thereafter only be reborrowed by Borrower to fund the Required Prepayments or as required by clause (ii) hereof and (ii) if the Restatement Effective Date shall not have occurred on or prior to June 30, 2010, amounts so prepaid shall be reborrowed by Borrower and applied to the Loans (with corresponding reductions to the Revolving Commitments) to the extent such Loans and Revolving Commitments would have been required to be repaid or reduced on the date of such issuance pursuant to this clause (j) without giving effect to the proviso hereof, unless otherwise waived by the Requisite Lenders.
     (m) Upon the issuance of any Indebtedness pursuant to Section 6.7(l), Borrower shall, within ten days of the receipt thereof, use 100% of the Net Cash Proceeds to prepay the Loans and permanently reduce the Revolving Commitments hereunder on a pro rata basis; provided, however, that (i) if such Net Cash Proceeds are received prior to the earlier of (x) the Restatement Effective Date and (y) June 30, 2010, such Net Cash Proceeds shall be applied to prepay the Revolving Loans (but without any reduction of the Revolving Commitments), any amounts so prepaid may thereafter only be reborrowed by Borrower to fund the Required Prepayments or as required by clause (ii) hereof and (ii) if the Restatement Effective Date shall not have occurred on or prior to June 30, 2010, amounts so prepaid shall be reborrowed by Borrower and applied to the Loans (with corresponding reductions to the Revolving Commitments) to the extent such Loans and Revolving Commitments would have been required to be repaid or reduced on the date of such issuance pursuant to this clause (m) without giving effect to the proviso hereof, unless otherwise waived by the Requisite Lenders.”

     (d) Section 6.4 of the Existing Loan Agreement is hereby amended by amending and restating subsection (l) thereof in its entirety as follows:
     “(l) Liens and Negative Pledges on those properties and assets commonly known as The MGM Grand Hotel and Casino (including the equity interests of the Restricted Subsidiaries owning such properties and assets, and any Restricted Subsidiaries owned by such Restricted Subsidiaries) securing the 2010 Secured Debt Offering and, to the extent required by the New York New York Indenture, securing the obligations of Borrower and any Restricted Subsidiaries under the New York New York Indenture.”
     (e) Section 6.7 of the Existing Loan Agreement is hereby amended by amending and restating subsection (l) thereof in its entirety and by adding a new proviso thereto as follows:
     “(l) so long as no Default shall have occurred and be continuing or would result therefrom as of the date of the issuance or incurrence thereof, the 2010 Secured Debt Offering;
provided that Borrower shall, within 10 days of any incurrence or issuance of any Indebtedness pursuant to Sections 6.7(j), (k) or (l), provide a certificate of a Responsible Officer of Borrower to the Administrative Agent, identifying under which such Section the Indebtedness was incurred and (except in the case of Section 6.7(k)) the specific Indebtedness being refinanced.”
     (f) Section 6.9 of the Existing Loan Agreement is hereby amended by adding a new subsection (j) thereof as follows:
     “(j) the following:
     (i) the transfer by MAC Corp., a Restricted Subsidiary, of its 50% membership interest in Marina District Development Holding Co., LLC (“MDDHC”) along with the real property owned by MAC Corp. which underlies the Borgata Resort and Casino or is leased by MAC Corp to MDDHC for use as surface parking and cash for operations in an initial amount of $1,000,000 (and additional amounts not in excess of $4,000,000 from time to time as required to finance the operations of the Trust and the expenses of the trustee thereunder) (collectively, the “Borgata Property”) to an independent trustee approved by the New Jersey Division of Gaming Enforcement (the “Trustee”); provided, that MAC Corp. shall at all times after such transfer and until the Disposition described in clause (ii) below has been consummated be the sole economic beneficiary of the trust that holds the Borgata Property (the “Trust”);
     (ii) the subsequent Disposition by the Trustee of the Borgata Property to a purchaser which is not an Affiliate of Borrower; provided,

for this purpose, any Disposition by the Trustee of the Borgata Property or any portion thereof shall be deemed to be a Disposition by Borrower of the Borgata Property and (upon the making of any distributions by the Trustee to Borrower and its Subsidiaries) shall require the resulting prepayments under Section 3.1(i) (as if such distributions were the Net Cash Proceeds of a Disposition by Borrower); provided further, however, that funds received from the liquidation of the Trust which represent income derived from the Borgata Property that is distributed to the Trust and retained thereby in the ordinary course of business shall not be construed as Net Cash Proceeds; and
     (iii) Dispositions of any of Borrower’s direct or indirect ownership interests in any undeveloped land in Atlantic City, New Jersey; provided, however, that not less than 75% of the aggregate consideration received therefrom shall be paid in cash and the Net Cash Proceeds thereof shall be applied as set forth in Section 3.1(i).
     SECTION 3. Conditions to Amendment Effectiveness. The amendments set forth in Section 2 of this Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions precedent have been satisfied:
     (a) the Administrative Agent shall have received:
(i)	a consent to the execution of this Amendment and the Restated Loan Agreement executed by the Restricted Subsidiaries of Borrower and Detroit, substantially in the form of Exhibit A to this Amendment;

(ii)	Lender Consents executed by Lenders constituting the Requisite Lenders;

(iii)	copies of this Amendment, including all Exhibits and Schedules hereto (including the Restated Loan Agreement and its Exhibits and Schedules), and this Amendment shall have been executed and delivered by Borrower, Detroit and the Administrative Agent;

(iv)	with respect to Borrower, Detroit, and each of their Restricted Subsidiaries, such documentation as the Administrative Agent may reasonably require to establish their respective due organization, valid existence and good standing, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, including (if applicable) certified copies of their respective organizational papers and amendments thereto, bylaws, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

(v)	an incumbency certificate executed by the Secretary of Borrower, Detroit and their respective Restricted Subsidiaries setting forth the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf;

(vi)	a certificate from the Secretary of Borrower, Detroit and their respective Restricted Subsidiaries attaching resolutions adopted by Borrower, Detroit and their respective Restricted Subsidiaries authorizing the execution and delivery of this Amendment, the Restated Loan Agreement and the other Loan Documents to be executed by each such party in connection herewith and therewith;

(vii)	a certificate from the Secretary of Borrower and Detroit confirming that (A) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Existing Loan Agreement, the representations and warranties contained in Article IV of the Existing Loan Agreement (other than Sections 4.4(a), 4.6 and 4.15) are true and correct in all material respects on the Amendment Effective Date and (B) before and giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(viii)	a certificate of insurance issued by Borrower’s insurance carrier or agent demonstrating that Borrower and its Restricted Subsidiaries maintain the insurance coverages required by Section 5.3 of the Existing Loan Agreement;

(ix)	opinions of counsel substantially in the form of Exhibit D hereto;
     (b) In consideration of this Amendment, Borrower shall have paid to the Administrative Agent, for the ratable account of each Lender, an amendment fee in an amount equal to 0.05% of the sum of (i) the principal amount of such Lender’s outstanding Term Loans and (ii) the amount of such Lender’s portion of the Revolving Commitment (as in effect on the Amendment Effective Date); and
     (c) Borrower shall have reimbursed the Administrative Agent for the invoiced amount of the reasonable fees and expenses of Mayer Brown for the period through the Amendment Effective Date.
     SECTION 4. Conditions to the Re-Tranching of the Facilities, the Required Prepayments and the Restatement Effective Date. The effectiveness of the Restated Loan Agreement shall be subject to the satisfaction (or waiver) of the following conditions precedent:

     (a) Borrower shall have remitted to the Administrative Agent, for the account of the Extending Lenders, sufficient funds to make the Required Prepayments and to pay the Extension Fees, and shall have irrevocably directed the Administrative Agent to remit such funds to the Extending Lenders (in accordance with their respective interests);
     (b) Borrower shall have confirmed in a writing to the Administrative Agent that it is in a position to and shall pay the Incentive Fees in accordance with its arrangements with each Extending Lender;
     (c) the Administrative Agent shall have received:
(i)	a certificate from the Secretary of Borrower and Detroit confirming that (i) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Restated Loan Agreement, the representations and warranties contained in Article IV of the Restated Loan Agreement are true and correct in all material respects on the Restatement Effective Date and (ii) before and giving effect to the Restated Loan Agreement, no Default or Event of Default has occurred and is continuing;

(ii)	opinions of counsel substantially in the form of Exhibits G to the Restated Loan Agreement;

(iii)	amendments to the existing deeds of trust and title insurance endorsements substantially in the form of Exhibits H to the Restated Loan Agreement with respect to those mortgaged properties which constitute Collateral, together with arrangements reasonably acceptable to the Administrative Agent for delivery on or after the Restatement Effective Date of CLTA form 110.5 endorsements (or similar assurances acceptable to the Administrative Agent) with respect to the lenders policies of title insurance delivered to the Administrative Agent with respect thereto;

(iv)	evidence that debt or equity offerings (or combinations thereof) shall have occurred on or after the Amendment Effective Date in an aggregate amount sufficient such that the Net Cash Proceeds thereof are not less than the aggregate amount of the Required Prepayments; and
     (d) Borrower shall have reimbursed the Administrative Agent for the invoiced amount of the reasonable fees and expenses of Mayer Brown for the period through the Amendment Effective Date.

When the conditions set forth in this Section have been satisfied, the Administrative Agent shall promptly notify Borrower and the Lenders that the Restatement Effective Date has occurred, the Restated Loan Agreement shall become effective, and the Administrative Agent shall (on the same Business Day as such notice) promptly remit to each Extending Lender the Required Prepayments and Extension Fees to which it is entitled pursuant to clause (a) of this Section.
Notwithstanding the foregoing provisions of this Section, unless the Requisite Lenders otherwise agree, the Restated Loan Agreement and the provisions of Section 6 of this Amendment shall not become effective unless each of the conditions set forth in this Section is satisfied prior to 5:00 p.m., New York City time, on June 30, 2010.
     SECTION 5. Effect of the Restated Loan Agreement.
     (a) On the Restatement Effective Date, each of the Obligations of the Lenders will be re-tranched in the manner contemplated by Section 6 of this Amendment and (on the same Business Day) the Administrative Agent shall remit to the relevant Extending Lenders the Required Prepayments and Extension Fees.
     (b) From and after the Restatement Effective Date, the term “Loan Agreement” as used in the other Loan Documents, shall mean the Restated Loan Agreement.
     (c) Subject to Section 6 below, all “Commitments” as defined in, and in effect under, the Existing Loan Agreement on the Restatement Effective Date shall continue in effect under the Restated Loan Agreement, and all “Loans” and “Letters of Credit” as defined in, and outstanding under, the Existing Loan Agreement on the Restatement Effective Date shall continue to be outstanding under the Restated Loan Agreement (as each may be repaid or reduced pursuant to this Amendment or the Restated Loan Agreement), provided that on and after the Restatement Effective Date the terms of the Restated Loan Agreement will govern the rights and obligations of Borrower, Detroit, the Lenders and the Administrative Agent with respect thereto.
     (d) The amendment and restatement of the Existing Loan Agreement as contemplated hereby shall not be construed to discharge or otherwise affect any monetary obligations of Borrower or Detroit accrued or otherwise owing under the Existing Loan Agreement that have not been paid, it being understood that such obligations will constitute obligations under the Restated Loan Agreement.
     SECTION 6. Re-Tranching of the Obligations; Required Prepayments.
     (a) Generally. On the Restatement Effective Date, the Revolving Commitment, the outstanding Revolving Loans and the Term Loans shall be divided into the tranches described in this Section. Each of the parties acknowledges that the Administrative Agent has heretofore distributed Schedule 2 to this Amendment setting forth (i) the lending commitments of the Lenders under the Revolving Commitment and principal amount of the outstanding Term Loans held by the Lenders under the Existing Loan Agreement as of the date set forth therein, (ii) the amount of the allocations of each Lender to the various Classes which will occur if that Lender is a Non-Extending Lender or Extending Lender (in the later case, prior to the making of the Required Prepayments), and (iii) the minimum amount of the Required Prepayments to be made to each Extending Lender (assuming a 20% Required Prepayment and subject to any Prepayment Adjustment Agreements). The Administrative Agent is hereby authorized to prepare, and to attach to the Restated Loan Agreement as Schedule 2.1 thereto, a revised version of Schedule 2 to this Amendment, which reflects the final allocations and Required Prepayment Amounts of the Extending and Non-Extending Lenders, which will be deemed conclusive in the absence of manifest error.
     (b) Revolving Commitment. The Revolving Commitment shall be divided into three tranches, Class A, Class B and Class C.
(i)	Class A Lending Commitment. The aggregate amount of the Revolving Commitment allocated to Class A shall be $2,000,000,000, and shall consist of two sub-classes; Class A-1 (for Non-Extending Lenders) and Class A-2 (for Extending Lenders). Each Lender’s percentage Pro Rata Share of Class A and the lending commitment thereunder shall equal its percentage Pro Rata Share of the Revolving Commitments (as in effect on the Amendment Effective Date, but after giving effect to any subsequent assignments). All credit exposure in relation to Letters of Credit shall be allocated to the Revolving Lenders holding Class A Loans.

(ii)	Non-Extending Lender Loan Allocations. Each Non-Extending Lender will be allocated Class B Loans in an amount which is equal to 41.689% of the amount of its percentage interest in the Revolving Commitment (as in effect prior to the Amendment Effective Date and set forth on Schedule 2 hereto). The remaining amount of the outstanding Revolving Loans of that Non-Extending Lender shall be treated as Class A-1 Loans.

(iii)	Extending Lender Loan Allocations. Each Extending Lender will be allocated Class C Loans in an amount which is equal to 41.689% of the amount of its percentage interest in the Revolving Commitment (as in effect prior to the Amendment Effective Date and set forth on Schedule 2 hereto). The remaining amount of the outstanding Revolving Loans of that Extending Lender shall be treated as Class A-2 Loans.

(iv)	Surrender of Right to Revolve Class B and Class C Loans. On the Restatement Effective Date, Borrower and Detroit shall irrevocably surrender their right to re-borrow any portion of the

Revolving Commitment which is allocable to Class B Loans or Class C Loans which are repaid or prepaid, but shall retain the right to repay and reborrow the $2,000,000,000 portion of the Revolving Commitment attributable to the Class A-1 Loans and Class A-2 Loans.
     (c) Term Loans. The then outstanding Term Loans shall be divided into two tranches, Class D Loans and Class E Loans, as follows:
(i)	The Term Loans of each Non-Extending Lender shall be deemed to be Class D Loans.

(ii)	The Term Loans of each Extending Lender shall be deemed to be Class E Loans.
     (d) Required Prepayments. Immediately following the re-tranching of the Loans in the manner set forth above on the Restatement Effective Date, each Extending Lender shall receive the Required Prepayment, applied in the manner set forth in its Lender Consent, except to the extent that it has previously delivered a Prepayment Adjustment Agreement.
     (e) Committed Loan Notices. Promptly following the Restatement Effective Date, Borrower shall deliver Requests for Loan with respect to the outstanding Revolving Loans and Term Loans under the Restated Loan Agreement, identifying the manner in which the then existing LIBOR Loans are allocated to the Classes and the remaining Interest Periods. Such Requests for Loan shall not affect the remaining Interest Period of any Committed Loan or change the LIBOR of any outstanding Loan.
     (f) LIBOR Breakage. Each of the Extending Lenders hereby waives any breakage fees which may result from the prepayment of any Advance of that Extending Lender upon the Restatement Effective Date as a part of the Required Prepayments.
     SECTION 7. Limitation to its Terms. This Amendment strictly shall be limited to its terms. Without limiting the generality of the foregoing, unless and until such time (if at all) the conditions set forth in Section 4 of this Amendment are satisfied, the provisions set forth in Sections 5 and 6 hereof shall remain inoperative.
     SECTION 8. No Novation. This Amendment shall not extinguish the Loans or other obligations outstanding under the Existing Loan Agreement. This Agreement shall be a Loan Document for all purposes.
     SECTION 9. Representations. Borrower and Detroit hereby represent and warrant to the Lenders and the Administrative Agent that:
     (a) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Existing Loan Agreement, the representations and warranties contained in Article IV of the Existing Loan Agreement (other than Sections 4.4(a), 4.6 and 4.15) are true and correct in all material respects on the Amendment Effective Date;
     (b) there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower, Detroit or any Guarantor as against the Administrative Agent or any Lender with respect to the Obligations; and
     (c) the execution, delivery and performance by Borrower and Detroit of this Amendment and of the Restated Loan Agreement does not violate, conflict with or contravene any provision of any indentures governing public Indebtedness of Borrower or any of its Restricted Subsidiaries or of the Existing Loan Agreement.
     SECTION 10. Notices. All notices hereunder shall be given in accordance with the provisions of Section 11.6 of the Restated Loan Agreement.
     SECTION 11. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.
     SECTION 12. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions, indemnities and other provisions of the Existing Loan Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms until the occurrence of the Restatement Effective Date. Without limiting the generality of Section 7, the amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Existing Loan Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Existing Loan Agreement.
     SECTION 13. Integration. This Amendment represents the integrated agreement of Borrower, Detroit, the Administrative Agent and each of the Lenders (through the Requisite Lenders’ consent hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 14. Confirmation. This Amendment is one of the Loan Documents, and the terms of the Existing Loan Agreement (except to the extent amended hereby) are hereby reaffirmed by each of the parties to apply to the transactions contemplated to occur by this Amendment, including without limitation the provisions of Sections 10.7 and 11.11 of the Existing Loan Agreement.
     SECTION 15. Expenses and Claims. In addition to its obligations under the Existing Loan Agreement, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs, out-of-pocket expenses (including Attorney Costs) or claims incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Amendment, the Restated Loan Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed therefor by or on behalf of Borrower and hold harmless without exception the Administrative Agent against any and all Indemnified Liabilities relating thereto. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
     SECTION 16. Governing Law and Waiver of Jury Trial. Without limiting the generality of Section 9 hereof, the terms of Sections 11.17 (Governing Law) and 11.28 (Jury Trial Waiver) of the Existing Loan Agreement are incorporated herein as though set forth in full.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MGM MIRAGE, a Delaware corporation and MGM GRAND DETROIT, LLC, a Delaware limited liability company
By:	/s/ John M. McManus
John McManus, Secretary

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ John W. Woodiel III
	Name:	John W. Woodiel III
	Title:	Senior Vice President